                                                                   EXHIBIT 4.2




                       FIRST AMENDMENT TO RIGHTS AGREEMENT

        THIS FIRST AMENDMENT TO RIGHTS AGREEMENT ("Amendment"), dated as of June 30, 1999, is by and between Performance Food Group Company, a Tennessee corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation ("AST"), and amends the Rights Agreement dated May 16, 1997, (the "Rights Agreement"), between the Company and First Union National Bank, as Rights Agent ("First Union").

                                   WITNESSETH:

        WHEREAS, the Board of Directors of the Company has determined it to be advisable and in the best interest of the Company to amend the Rights Agreement to provide for a new Rights Agent; and

        WHEREAS, pursuant to Section 21 of the Rights Agreement, the Board of Directors of the Company has appointed AST as the new Rights Agent effective as of July 1, 1999, and AST has agreed to act as such;

        NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

        1. The Company hereby appoints AST as Rights Agent to act as agent to the Company in accordance with the terms and conditions of the Rights Agreement, and AST hereby accepts such appointment.

        2. This Amendment shall be governed by an construed in accordance with the laws of the State of Tennessee.

        3. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the date first above written.


                                     PERFORMANCE FOOD GROUP COMPANY

                                     By: /s/ Roger L. Boeve
                                        ----------------------------------------

                                     Name:  Roger L. Boeve
                                          --------------------------------------

                                     Title: Executive Vice President
                                           -------------------------------------


                                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                                     By: /s/ Herbert J. Lemmer
                                        ----------------------------------------

                                     Name: Herbert J. Lemmer
                                          --------------------------------------

                                     Title: Vice President
                                           -------------------------------------